EXHIBIT A

                            AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Act, the undersigned hereby agree to the joint filing with the other persons signatory below of a statement on
Schedule 13D or any amendments thereto, with respect to the Common Stock, and that this Agreement be included as an attachment to such filing.

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement. IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 9th day of April, 2008.

                              /s/ Donald R. Caldwell
                              ---------------------------------
                              DONALD R. CALDWELL

                         THE CO-INVESTMENT FUND II, L.P.

                         By:  Co-Invest Management II, L.P, its General Partner

                         By: Co-Invest II Capital Partners, Inc. its General Partner

                         By:  /s/ Brian Adamsky
                              ---------------------------------
                              Brian Adamsky, Chief Financial Officer

                         CO-INVEST MANAGEMENT II, L.P.

                         By: Co-Invest II Capital Partners, Inc., its General Partner

                         By:  /s/ Brian Adamsky
                              ---------------------------------
                              Brian Adamsky, Chief Financial Officer

                         CO-INVEST II CAPITAL PARTNERS, INC.

                         By:  /s/ Brian Adamsky
                              ---------------------------------
                              Brian Adamsky, Chief Financial Officer